UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 9, 2010

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

500 Kendall Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:

(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 9, 2010, Genzyme Corporation (“Genzyme”) entered into an agreement (the “Agreement”) with Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P., Icahn Partners Master Fund III L.P. and High River Limited Partnership (collectively, the “Icahn Group”).

Under the Agreement, the Icahn Group have irrevocably withdrawn their notice of intention to nominate certain individuals for election as directors at the Genzyme’s 2010 annual meeting of shareholders, agreed to immediately cease all efforts related to their own proxy solicitation and agreed to cause to be voted all shares of the Company’s common stock held by the Icahn Group on the record date and which they are entitled to vote in favor of all of the directors nominated by Genzyme’s board of directors for election at the 2010 annual meeting of shareholders. Additionally, the Company has agreed that, within one business day after the Annual Meeting, the number of seats on the board of directors will be increased by two, and Steven Burakoff and Eric Ende will be appointed to serve as directors of Genzyme until Genzyme’s 2011 annual meeting of shareholders.

The summary of the Agreement is not complete and is subject to, and qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 99.1 to this Form 8-K.

On June 9, 2010, Genzyme issued a press release relating to the Agreement, which is attached as Exhibit 99.2 to this Form 8-K.

Item 8.01               Other Events.

On June 7, 2010, Genzyme issued a press release announcing the nomination of Dennis M. Fenton for appointment to Genzyme’s board of directors after Genzyme’s 2010 annual meeting of shareholders.  The press release is furnished as Exhibit 99.3 to this Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

99.1         Agreement dated June 9, 2010 by and among Genzyme Corporation, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P., Icahn Partners Master Fund III L.P. and High River Limited Partnership

99.2         Press Release of Genzyme Corporation dated June 9, 2010

99.3         Press Release of Genzyme Corporation dated June 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: June 9, 2010	By:	/s/ Peter Wirth
Peter Wirth
Executive Vice President, Legal and Corporate Development